OPTION AGREEMENT
                                ----------------


     THIS AGREEMENT made and entered into as of the 14th day of January, 2004.

AMONGST: DURAVEST, INC., a Florida corporation with a registered office located at 37 Prince Arthur Avenue, Suite 300, Toronto, Ontario Canada, M5R 1B2;

          (hereinafter called "Duravest")

          INNOVACOR, LIMITED PARTERNSHIP, limited partnership duly formed under the laws of Quebec, having a place of business at 5000 Belanger Street East, Montreal, Quebec, H1T 1C8, acting through and represented for the purposes hereof by its general partner, Innovacor Management Inc., represented by Mr. Jacques Oliva Belair, its President, duly authorized as he so declares; (hereinafter called "Innovacor")

          CARDIO AT WORK INC., corporation duly incorporated under the laws of Canada, having its head office at P.O. Box 323, Mount-Royal Station H3P 3C5, represented for the purpose hereof by Dr. Jean-Francois Tanguay, its President, duly authorized as he so declares; (hereinafter called "CAT")

          MR. SAM GREENBERG, residing and domiciled at 5101 Buchan, Penthouse 1, 5e Floor, Montreal, Quebec, H4P 1S4; (hereinafter called "Greenberg")

          ESTRACURE INC., corporation duly incorporated under the laws of Canada, having its head office at 5000 East Belanger Street, Montreal, Quebec, H1T 1C8, represented for the purpose hereof by Dr. Jean-Francois Tanguay, its President, duly authorized as he so declares;

          (hereinafter called "Estracure")

                                    RECITALS
                                    --------

     WHEREAS pursuant an Agreement in Principle dated November 16, 2004 (the "AIP") the parties entered into an agreement which when closed will vest voting control of Estracure in Cardio Management Systems Inc. ("Cardio");

     AND WHEREAS pursuant to Section 3.1 of the AIP, Innovacor, CAT and Greenberg (collectively the "Initial Shareholders ") and Duravest agreed to enter into this Option Agreement which would permit the Initial Shareholders, collectively and not individually, to have the right to exchange all but not less than all of their Estracure Shares with Duravest;

     AND WHEREAS the parties desire to enter into this Agreement pursuant to
Section 3.1 of the AIP, and to set out the terms and conditions under which the Initial Shareholders Option may be completed;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, IT HAS BEEN AND IT HEREBY IS AGREED, as follows:


                                   ARTICLE 1

                         DEFINITION AND INTERPRETATION
                         -----------------------------

1.1  Definitions

     The following words and expressions, when used in this Agreement, its schedules and any and all documents ancillary hereto, shall have, unless incompatible with the context, the following meanings:

1.1.1    "Agreement" means this Option Agreement;

1.1.2    "AIP" means the Agreement In Principle dated November 16, 2004;

1.1.3 "Appraisal" means the appraisals of the Fair Market Value of Estracure prepared pursuant to Article 4 hereof;

1.1.4 "Appraiser" means a person who is a Chartered Business Evaluator of the Canadian Institute of Chartered Evaluators;

1.1.5 "business day" means a day which is not a Saturday or Sunday or a civic or statutory holiday in the City of Montreal, Quebec;

1.1.6 "Closing Date" means the date on which the Initial Shareholders Option will be closed;

1.1.7 "Common Shares" means the common shares in the capital of Duravest, as such shares exist at the close of business on the date of execution and delivery of this Agreement provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or successive such subdivisions, redivisions, reductions, combinations or consolidations, then "Common Shares" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

1.1.8 "Currency" unless otherwise indicated, all amounts mentioned in dollars herein are in Canadian currency;

1.1.9 "Duravest" means Duravest, Inc., and includes any successor corporation to or of Duravest;

1.1.10 "Duravest Market Capitalization" means an amount equal to the Market Price multiplied by the number of Common Shares outstanding at the Closing Date, such amount converted into Canadian Dollars at the spot rate for U.S. and Canadian Dollars as quoted and published by the Main Branch of the Royal Bank of Canada, Toronto, Ontario, Canada at the close of business on the last trading day immediately preceding the Closing Date;

1.1.11 "Estracure " means Estracure Inc. and includes any successor corporation to or of Estracure;

1.1.12 "Estracure Shares" means the common shares in the capital stock of Estracure, as well as all common shares issued following the exchange, conversion, division, consolidation, reclassification or any other modification of or change to such shares. Common shares include the common shares of the capital of Estracure that are currently issued and outstanding as well as the common shares and special common shares that may be issued in the future and that are outstanding on the date of the occurrence of the event that requires the determination of the number of common shares of Estracure, and without limitation means all of the Estracure shares owned or controlled by the Initial Shareholders at the time of exercise of the Initial Shareholders Option;

1.1.13 "Exchange Shares" shall mean that number of Common Shares of Duravest to be issued to the Initial Shareholders upon the exercise of the Initial Shareholders Option as provided for in Article 7, Section 7.3;

1.1.14    "Exchange Shares Formula" means the formula set out in Article 7,
          Section 7.5.4 of this agreement to determine the number of Common Shares in the capital of Duravest to be issued to the Initial Shareholders upon closing of the Initial Shareholders Option;

1.1.15 "Fair Market Value" -means the fair market value of Estracure as a going concern to be determined in accordance with Article 4 of this Agreement;

1.1.16 "Independent Committee" means the three (3) person committee to be struck by the Initial Shareholders and Duravest which will prepare and deliver the Report as contemplated in Article 3, Sections 3.2 and 3.3 of this Agreement;

1.1.17    "Initial Shareholders " means collectively Innovacor, CAT and
          Greenberg;

1.1.18 "Initial Shareholders Option" means the right of the Initial Shareholders, collectively and not individually, to exchange all but not less than all of their Estracure Shares with Duravest in accordance with the terms hereof;

1.1.19 "Market Price" means the sixty (60) day weighted average trading price of the Common Shares on the OTC:BB (or, if the Common Shares of Duravest no longer trade on the OTC:BB, on such stock exchange or other self-regulatory organization (such as Nasdaq) on which the Common Shares are listed as may be selected for such purpose by the directors of Duravest) with the last of the said sixty (60) days falling on Thirtieth (30th) day following delivery to Duravest and the Initial Shareholders of the Report pursuant to Article 3, Section 3.3of this Agreement;

1.1.20    "Option" means where the context permits the Initial Shareholders
          Option;

1.1.21 "person" means any individual, corporation, company, partnership, association or trust;

1.1.22    "Purchase Price" shall have the meaning ascribed in Article 7, Section
          7.2;

1.1.23 "Purchased Shares" where the context permits, means all of the Estracure Shares owned or controlled by the Initial Shareholders to be exchanged for Common Shares of Duravest as contemplated by this Agreement;

1.1.24 "Purchased Share Percentage " means the percentage, rounded to the nearest two decimal places, represented by the following equation:

                      X - (59,319 + Y)
                      ---------------
                             Z

          where "X" is the number of Purchased Shares at the Closing Date, "Y" is the number of options to acquire Estracure Shares outstanding at the Closing Date and "Z" is the total number of Estracure Shares outstanding at the Closing Date;

1.1.25 "Registration Statement " means the registration statement to be filed with the United States Securities and Exchange Commission (the "SEC") by Duravest pursuant to the United States Securities Act of 1933 as amended (the "Securities Act") to register the Common Shares of the Initial Shareholders resulting from the exercise of the Initial Shareholders Option.

1.1.26

 "Report" means the report to be prepared and delivered by the Independent Committee to the Initial Shareholders and Duravest pursuant to Article 3,
Section 3.3 hereof;

 1.1.27 "Subsidiary" or "Subsidiary Corporation" means any corporation which more than 50% of the outstanding voting shares are owned, directly or indirectly, by or for Duravest, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary.

1.2  Number and Gender

     Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporation and vice versa.

1.3  Headings, etc.

     The division of this Agreement into Articles and sections and the insertions of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4  Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto.

1.5  Day Not a Business Day

     In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.



                                   ARTICLE 2

                          INITIAL SHAREHOLDERS OPTION
                          ---------------------------

2.1 The Initial Shareholders, collectively and not individually, will have the right to exchange all but not less than all of their Estracure Shares with Duravest for the Purchase Price.

2.2 The Purchase Price will be satisfied by Duravest issuing that number of Common Shares of Duravest based upon the Market Price and calculated in accordance with the Exchange Shares Formula.

2.3 The Initial Shareholders Option may only be exercised by the Initial Shareholders after the date upon which the conditions precedent set out in
Article 3 have been met and in any event, only between March 1st, 2005 and September 30th, 2005.


                                   ARTICLE 3

                      CONDITIONS PRECEDENT OF EXERCISE OF

                        THE INITIAL SHAREHOLDERS OPTION
                        -------------------------------

3.1 The Initial Shareholders Option can only be exercised from and after the date upon which Estracure will have provided Duravest with evidence satisfactory to Duravest acting reasonably that (i) the human clinical trials presently being undertaken by Estracure have had a positive scientific outcome, (ii) the human clinical trials presently being undertaken by Estracure have provided proof of va lidation and (iii) the science of Estracure that is the subject of said trials is commercially viable. In this respect, the parties agree that the evaluation of such evidence will be effected by the Independent Committee pursuant to the provisions of Schedule A annexed to this Agreement.

3.2 The Independent Committee will deliver to the Initial Shareholders and Duravest the Report containing its findings and conclusions, such findings and conclusions will be conclusively binding on both Duravest and the Initial Shareholders.

3.3 The cost of the Independent Committee including the preparation and delivery of its Report will be borne equally by Duravest and Estracure.

3.4 If the Independent Committee's Report concludes that the human clinical trials presently being undertaken by Estracure have not had a positive scientific outcome, have not have provided proof of validation or that the science of Estracure that is the subject of said trials is not commercially viable, the Initial Shareholders Option will cease and expire and all rights granted to the Initial Shareholders pursuant to the Initial Shareholders Option contained in Article 2 above will no longer be in full force and effect.

3.5 Acknowledgements

     The parties acknowledge that:

     (a) The Initial Shareholders may deliver to Duravest an Exercise Notice as provided for in Article 6 provided that Estracure delivers, concurrently with the delivery of the Exercise Notice by the Initial Shareholders, the necessary information to the Independent Committee to allow it to undertake its mandate pursuant to Section 3.1 and Schedule A.

     (b) The Appraisal of the Fair Market Value of Estracure will not be commissioned as provided for in Article 4 below unless the Report of the Independent Third Party concludes that (i) the human clinical trials presently being undertaken by Estracure have had a positive scientific outcome, (ii) said trials have provided proof of validation and (iii) the science of Estracure that is the subject of said trials is commercially viable.


                                    ARTICLE 4

                 DETERMINATION OF FAIR MARKET VALUE OF ESTRACURE
                 -----------------------------------------------

4.1 In the event that the Report of the Independent Committee to be provided to the parties as per Article 3 above concludes that (i) the human clinical trials presently being undertaken by Estracure have had a positive scientific outcome,
(ii) said trials have provided proof of validation and (iii) the science of Estracure that is the subject of said trials is commercially viable, the parties agree that the Exercise Notice of delivered pursuant to Section 3.5 (a) above will be deemed to be the Exercise Notice to be delivered pursuant to Article 6 of this Agreement and that the delivery date of the Exercise Notice shall be the date of the delivery of the Report to Duravest and the Initial Shareholders.

4.2 During the Thirty (30) days following the delivery of the Exercise Notice by the Initial Shareholders as provided for in Article 6, the Appraisals will be prepared pursuant to Schedule B to determine the Fair Market Value of Estracure.

4.3. The cost of the Appraisals will be borne equally by Duravest and Estracure.

4.4 The Appraisals together with their findings and conclusions as to Fair Market Value of Estracure will be conclusively binding on both Duravest and the Initial Shareholders.

4.5 The parties agree that in making the determination of the Fair Market Value of Estracure the Appraisers will:

     (a) be given access to and copies of such documents as the Appraisers shall request and without limitation a copy of the Report;

     (b) take into account the value of Estracure as a going concern, having regard to:

         (i) the tax position of Estracure based on the Initial Shareholders position, including the market value, book value and tax value of the assets and liabilities owned or owing by Estracure and when taxes are payable.

         (ii) the existing and contingent liabilities of Estracure, and in respect of the contingent liabilities of Estracure, the Appraisers shall obtain the opinion or advice of the corporate Solicitors for Estracure, provided that the Appraisers shall incur no personal liability or responsibility for deciding in good faith the weight to be placed upon such opinion or advice;

         (iii) not making any provision for discounting the value of the Estracure Shares owned by the Initial Shareholders notwithstanding that such Estracure Shares do not confer control of the business affairs of Estracure or represent a minority interest in Estracure;

     (c) consider any written representations of which any one or all of the Initial Shareholders or Duravest may make;


                                   ARTICLE 5

                                    CLOSING
                                    -------

5.1 The closing of this Agreement will be no later than THIRTY (30) DAYS following the delivery of the Appraisals to Duravest and the Initial Shareholders.


                                   ARTICLE 6

             NOTICE OF EXERCISE OF THE INITIAL SHAREHOLDERS OPTION
             -----------------------------------------------------

6.1 To exercise the Option, the Initial Shareholders shall deliver to Duravest a written notice (the "Exercise Notice") that they wish to collectively exercise the Option and will deliver to Duravest the Independent Committee's Report as provided for in Section 4.1.


                                   ARTICLE 7

                  PURCHASED SHARES, PURCHASE PRICE AND PAYMENT
                  --------------------------------------------

7.1 Transfer of Purchased Shares

     The Initial Shareholders covenant and agree that they will transfer and assign the Purchased Shares to DuraVest and covenant and agree with DuraVest to take such steps and to do such things as may be necessary and expedient to cause Estracure to enter Duravest upon the books of Estracure as a holder of record of the Purchased Shares and to issue one or more share certificates representing the Purchased Shares to Duravest.

7.2 Purchase Price

7.2.1 Subject to 7.2.2, the aggregate Purchase Price for the Purchased Shares will be the greater of (i) Fair Market Value of Estracure and (ii) $31,000,000 CDN, multiplied by Purchased Share Percentage. The Purchase Price for each Purchased Share will be the aggregate Purchase Price divided by the number of Purchased Shares.

7.2.2 The parties agree that the aggregate Purchase Price for the Purchased Shares will in no event exceed an amount equal to 80% of the Duravest Market Capitalization multiplied by Purchased Share Percentage.

7.3 Payment of Purchase Price Duravest shall satisfy the Purchase Price by issuing to the Initial Shareholders that number of Common Shares of Duravest based upon the Market Price (the "Exc hange Shares") as calculated by the Exchange Shares Formula set out in Section 7.5 below.

7.4 Duravest covenants and agrees with the Initial Shareholders to take or cause to be taken such steps as are necessary and expedient to:

(a) issue the Exchange Shares to the Initial Shareholders as fully paid and nonassessable shares of Duravest;

(b) record the Initial Shareholders on the books of Duravest as the holder of record of the Exchange Shares; and

(c) issue one or more certificates representing the Exchange Shares to the Initial Shareholders.

7.5 Acknowledgements

7.5.1 The parties acknowledge that the common shares of Duravest presently trade OTC:BB in U.S. Dollars and that the Purchase Price will be in Canadian Dollars.

7.5.2 The Purchase Price shall be satisfied by the issuance of a number of Common Shares of Duravest equal to the Purchase Price, converted into U.S. Dollars pursuant to Section 7.5.3, divided by the Market Price.

7.5.3 The conversion of the Purchase Price will be based upon the spot rate for U.S. and Canadian Dollars as quoted and published by the Main Branch of the Royal Bank of Canada, Toronto, Ontario, Canada at the close of business on the last trading day immediately preceding the delivery of the Report by Independent Committee to Duravest and the Initial Shareholders.

7.5.4 Exchange Shares Formula Example

For greater certainty, the parties agree that the following example of the Exchange Shares Formula would be utilized to determine that number of Common Shares of Duravest to be issued to the Initial Shareholders on the closing of this Agreement:

Market Price of DuraVest's Common Shares                              $ 1.00 USD
Purchase Price of the Purchased Shares                           $15,000,000 CDN

Spot Rate for a CDN Dollar against USD:                               CDN$0.8382

Conversion CDN Dollars to US Dollars: $15,000,000 CDN x 0.8382 = $12,573,000 USD

Number of Duravest Shares to be issued:                               12,573,000


                                   ARTICLE 8

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                   OF ESTRACURE AND THE INITIAL SHAREHOLDERS
                   -----------------------------------------

8.1 Estracure and the Initial Shareholders hereby jointly and severally represent and warrant to Duravest that, as of the date hereof:

     (a) Estracure is validly organized, existing and in good standing under the laws of Canada with an authorized capital consisting of an unlimited number of common shares, special common shares, Class A "Preferred" Shares and Class B "Preferred" Shares, of which 1,482,966 common shares are issued and outstanding.

     (b) 740,000 common shares are owned or controlled by the Initial Shareholders and are the shares to be transferred at the Closing, constituting all of the outstanding shares owned by the Initial Shareholders of Estracure;

     (c) there are no outstanding options, contracts, calls, commitments or demands of any character relating to the authorized but unissued stock of Estracure. Estracure has no subsidiaries and does not own any interest in any corporation, partnership or proprietorship.

     (d) the Estracure Shares to be transferred by the Initial Shareholders at the Closing will be validly issued, fully paid and non-assessable.

     (e) There is no litigation, governmental proceeding or investigation threatened or in prospect against Estracure or relating to any of the Estracure Shares to be transferred.

     (f) Estracure has no employees (excluding officers and directors) to whom salary has been paid immediately prior to the date hereof, other than those disclosed to Duravest.

     (g) Copies of the articles of incorporation, all amendments thereto, the bylaws and all minutes of Estracure are contained in the minute book of Estracure and are the originals or full, true and correct copies thereof.

     (h) The statements made and information given to Duravest concerning Estracure and the transactions covered by this Agreement are true and accurate and no material fact has been withheld from Duravest.

     (i) Other than in respect of research projects currently undertaken or known by Innovacor or Jean-Francois Tanguay whose eventual commercial applications may be aimed at the same market as those of Estracure's, the Initial Shareholders have no knowledge of any developments or threatened developments of a nature that would be materially adverse to the business of Estracure.

     (j) Estracure has the corporate power to carry on its business as now conducted;

     (k) The execution and delivery of this Agreement by Estracure and the performance by Estracure of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and Estracure has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by it hereunder.

     (l) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by the by-laws of Estracure, as amended, or any Agreement or instrument to which Estracure is now a party.

8.2 Representations of Each Initial Shareholder

     Except for the Amended and Restated Unanimous Shareholders Agreement of Estracure dated as of the date hereof, each Initial Shareholder represents, warrants and agrees that the Estracure Shares to be transferred by the Initial Shareholders to Duravest hereunder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and each Initial Shareholder is conveying clear and unencumbered title to Duravest.


                                   ARTICLE 9

                           REPRESENTATIONS OF DURAVEST
                           ---------------------------

9.1 Duravest hereby makes the following representations and warranties to the Initial Shareholders, each of which is true as of the date hereof and will be true as of the Closing with the same effect as though such representations and warranties have been made on the Closing:

(a) Duravest is a Corporation duly organized and existing under and by virtue of the laws of the State of Florida and is in good standing under the laws thereof.

(b) Duravest has an authorized capitalization of 80,000,000 shares common stock, $.0001 par value per share, of which as of the date of this Agreement 36,766,640 Common Shares will be issued and outstanding; and 20,000,000 shares of preferred stock, $.0001 par value, none of which will be outstanding as of the Closing. The Common Shares of Duravest to be issued to the Initial Shareholders hereunder will, upon the issuance thereof, be duly and validly issued, fully paid and non-assessable.

(c) The execution and delivery of this Agreement by Duravest and the performance of Duravest of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action and Duravest has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by it hereunder.

(d) The copies of the articles of incorporation and the by-laws of Duravest heretofore delivered to the Initial Shareholders are true and correct copies of the articles of incorporation and the by-laws of Duravest, as amended to date.

(e) DuraVest has delivered to Estracure and the Initial Shareholders copies of its Form 10-QSB for the quarterly period ending September 30, 2004.

(f) DuraVest will deliver to Estracure and the Initial Shareholders copies of its Annual Report on Form 10-KSB for the year ended December 31, 2004 the same time such Annual Report is filed with the SEC. Since September 30, 2004, there have been no material adverse change in Duravest's condition, financial or otherwise.

 (g) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or the by-laws of Duravest, as amended, or any agreement or instrument to which Duravest is now a party.

(h) Duravest is acquiring the Estracure Shares from the Initial Shareholders for its own account and for investment and not with the view to the distribution or resale of any thereof.

(i) Duravest has taken all necessary and appropriate actions to provide that the grant and issuance of the Option has been made in accordance with United States and Canadian securities laws and that the issuance of underlying Common Stock of the Company will be made in accordance with United States and Canadian securities laws.

                                   ARTICLE 10

                       CONDITIONS OF CLOSING BY DURAVEST
                       ---------------------------------

10.1 All of the obligations of Duravest under this Agreement are subject to the fulfillment, prior to or on the Closing of the Agreement, and without limitation the fulfillment of the Conditions Precedent set out in Article 3, and of each of the following conditions:

Delivery by the Initial Shareholders of the following:

(a) Certificates for the Estracure Shares described in Section 7.1 above endorsed in blank with signatures guaranteed by a bank or trust company;

(b) The complete and correct corporate minute books, articles of incorporation, bylaws and stock transfer books of Estracure;

(c) A certificate of the Initial Shareholders that all representations and warranties made jointly and severally by the Initial Shareholders as contained in Article 8 shall be true on and as of the Closing as though such representations and warranties were made at and as of such date, and the Initial Shareholders will deliver certificates that the representations and warranties in Article 8 of this Agreement shall be true on and as of the said Closing Date as though such representations and warranties were made at and as of such date.


                                   ARTICLE 11

               CONDITIONS OF CLOSING BY ESTRACURE AND THE INTIAL
               -------------------------------------------------
                                  SHAREHOLDERS
                                  ------------

11.1 All of the obligations of Estracure and the Initial Shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing of this Agreement, each of the following conditions:

Delivery by Duravest of the following:

(a) Certificates for the Common Shares of Duravest described in Article 7 hereof issued in the name of the Initial Shareholders or as they may direct on Closing;

(b) A certificate of the President of Duravest that all representations and warranties of Duravest contained in Article 9 of this Agreement shall be true on and as of the Closing as though such representations and warranties were made at and as of the Closing;

(c)  An opinion of Gilbert L. McSwain, Counsel for Duravest, that:

     (i) Duravest is validly organized, existing and in good standing under the laws of the State of Florida and is duly qualified as a foreign corporation in good standing in each state in which such qualification is necessary;

     (ii) The Common Shares of Duravest to be issued to the Initial Shareholders under this Agreement will be validly executed, fully paid and non-assessable;

     (iii) This Agreement has been duly and validly executed and delivered by Duravest and is a valid and binding agreement upon Duravest in accordance with its terms.

     (iv) All corporate actions required by Duravest have been taken, all reports and returns required to be filed by Duravest have been filed and, to the best of the knowledge of counsel, Duravest has complied with all applicable state, federal and local laws.


                                   ARTICLE 12

             INVESTMENT REPRESENTATIONS, WARRANTIES AND AGREEMENTS
             -----------------------------------------------------

12.1 The Initial Shareholders hereby acknowledge that they understand that:

(a) The sale or trans fer of the Common Shares of Duravest is severely restricted.

(b) Neither the Common Shares of Duravest nor the sale thereof have been registered under the securities laws of the United States of America or the laws of any other jurisdiction. The Common Shares of Duravest cannot be sold or transferred by the Initial Shareholders or any other person or entity unless they are subsequently registered under applicable laws or an exemption from registration is then available for the proposed transaction. Subject to the undertaking of Duravest set out in Section 14.1 of this Agreement, Duravest is not required to register the Common Shares of Duravest or to make an exemption from registration available, accordingly the Initial Shareholders must bear the economic risk of their investment for an indefinite period of time.

(c) The execution of this Agreement constitutes the Initial Shareholders' representation and warranty that the Initial Shareholders are acquiring the Common Shares of Duravest hereunder for investment and not with a view of distribution and for the Initial Shareholders' own accounts and that no other person or entity will have any interest in the Common Shares of Duravest.

(d) The Common Shares of Duravest being sold and issued by Duravest are "restricted securities" as defined in Rule 144 under the Securities Act, as amended; and the certificates and documents to be issued to represent the Common Shares will contain a legend denoting the restrictions upon their sale or transfer under the applicable securities laws reading as follows:

"THESE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTION 4(2) OF THE SECURITIES ACT AND HAVE BEEN SOLD AS "RESTRICTED SECURITIES" AS SUCH ARE DEFINED IN RULE 144 UNDER THE SECURITIES ACT. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY ON THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WOULD NOT BE IN VIOLAITON OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

(e) The Initial Shareholders have had the opportunity to review the corporate and financial records of Duravest and the documents listed in Article 9, Sections 9.1 (e) and (f) of this Agreement and they have had the opportunity to question Duravest through its management and agents and to request information on matters pertaining to Duravest and the Common Shares of Duravest, and have been furnished with all requested additional documents and information. The Initial Shareholders have relied solely on the foregoing information and documents in determining to enter into this Agreement.

(f) The Initial Shareholders hereby acknowledge that an investment in Duravest has a high degree of risk including, but not limited to those described in the materials made available to the Initial Shareholders. Duravest is a start-up business and has very limited capital and resources. The Initial Shareholders acknowledge that they understand that an investment in the Common Shares of Duravest is illiquid and highly speculative. The Initial Shareholders represent that the Initial Shareholders can afford the loss of their entire investment in the Common Shares of Duravest.


                                   ARTICLE 13

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

13.1 The representations and warranties made herein and in any document, certificate or other instrument accessory hereto shall continue in full force and effect as of the Closing Date and shall survive and will continue to be in full force and effect for a period of TWO (2) YEARS following the Closing of this Agreement.

                                   ARTICLE 14

                               GENERAL PROVISIONS
                               ------------------

14.1 REGISTRATION RIGHTS AGREEMENT

Within Five (5) business days of the delivery of the Report to Duravest and the Initial Shareholders setting out that (i) the human clinical trials presently being undertaken by Estracure have had a positive scientific outcome, (ii) the human clinical trials presently being undertaken by Estracure have provided proof of validation and (iii) the science of Estracure that is the subject of said trials is commercially viable, the Initial Shareholders and Duravest shall execute and deliver to one another a Registration Rights Agreement in the form attached hereto as Exhibit C hereto.

14.2 CLOSING

The parties declare that the closing of this Agreement and all transactions relating thereto will take place at the registered office of Boivin O'Neil s.e.n.c, 2000 Mansfield, Suite 700, Montreal Quebec, H3A 2Z4. At such closing session, the representatives of all parties involved shall execute and deliver the documents listed on the closing agenda. Such documents shall be deemed not to have been executed and the transactions shall be deemed not to have been concluded until all closing documents are executed by all parties concerned.

14.3 NO BROKER

Each party represents and warrants to the other that the negotiations with respect to this Agreement and the operations to give effect thereto were undertaken and performed directly and without the intervention of any person, inc luding without limitation any broker.

14.4 PRESS RELEASE

The parties acknowledge that Duravest is required by the timely disclosure rules and regulations of the SEC to issue press releases from time to time which Duravest in its uncontrolled discretion will file on a timely basis in reference to this Agreement and other ancillary matters relevant thereto. Notwithstanding the preceding, the text of any such press release relating to Estracure will be submitted for prior approval to the Initial Shareholders, such approval not to be unreasonably withheld.

14.5 NOTICES

All notices or other communications required by this Agreement must be in writing and shall be delivered by hand or sent by courier, facsimile or email as follows:

To the Initial Shareholders at: Innovacor Management Inc.
                                B5000 Belanger Street East
                                Montreal, Quebec, Canada H1T 1C8
                                Attention: Mr. Jacques Oliva Belair, President
                                Telephone: 514-593-2570
                                Facsimile: 514-376-1355
                                E-Mail: Jacques.Oliva.Belair@icm-mhi.org

To Duravest at:                 Duravest, Inc.
                                Attention: Mr. Michael A. Eustace, Secretary
                                37 Prince Arthur Avenue, Suite 300
                                Toronto, Ontario Canada M5R 1B2
                                Telephone: 416-964-6200
                                Facsimile: 416-964-8779
                                E-Mail: michael.eustace@sympatico.ca

With a copy to:                 Boivin, O'Neil
                                2000 Mansfield Street
                                Suite 700
                                Montreal, Quebec Canada H3A 2Z4
                                Attention: Mr. Francois Senecal
                                Telephone: 514-844-5468
                                Facsimile: 514-844-5836
                                E-Mail: fsenecal@boivinoneil.com

To Estracure at:                Estracure Inc.
                                5000 Belanger Street East
                                Montreal, Quebec, Canada H1T 1C8
                                Attention: Mr. Jacques Oliva Belair, President
                                Telephone: 514-593-2570
                                Facsimile: 514-376-1355
                                E-Mail: Jacques.Oliva.Belair@icm-mhi.org

With a copy to:                 Heenan Blaikie
                                1250 Rene-Levesque Blvd. West
                                Suite 2500
                                Montreal, Quebec Canada H3B 4Y1
                                Attention: Ms. Karine Fleury
                                Telephone: 514-846-2334
                                Facsimile: 514-921-1334
                                E-Mail: kfleury@heenan.ca

Such notice shall be deemed to have been given FIVE (5) business days after the date it was mailed, or at the time of delivery by courier, facsimile or e-mail, whichever is earlier.

14.6  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and enure to the benefit of the heirs, executors, legatees, legal representatives, successors and assigns of the parties.

14.7 ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement amongst the parties pertaining to the subject matter hereof and supercedes all prior and contemporaneous agreements and understandings of the parties in conjunction herewith.

14.8 PROFESSIONAL FEES
Each party will be responsible for and undertakes to pay all reasonable legal and other professional fees and costs it incurs in connection with the preparation, negotiation and implementation of this Agreement and any other agreement ancillary thereto.

14.9 FURTHER ACTS & DEEDS
The parties hereto agree to execute all such further acts and deeds as may be necessary or essential in the execution of this Agreement. Upon request from time to time, the Initial Shareholders shall execute and deliver all documents, testify in any proceedings and do all other acts which may be necessary or desirable, in the opinion of counsel for Duravest, to perfect the record and title of Duravest, or any successor of Duravest, to the Estracure Shares to be transferred at the Closing, or to aid in the prosecution, defense or other litigation of any rights arising therefrom, all without further consideration but at the expense of Duravest unless arising out of the default of the Initial Shareholders.

14.10 LANGUAGE

The parties hereto agree that this Agreement be drawn in the English language. Les parties aux presentes conviennent que le present contrat soit redige en anglais.

14.11 COUTERPARTS AND FAX SIGNATURES
This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

14.12 SEVERABILITY
The Initial Shareholders and Duravest hereby agree and affirm that none of the above provisions is dependent on the validity of any other provision and invalidity as to any provision or any part thereof shall not affect any other provision.

14.13 AMENDMENTS
The provisions of this Agreement may be modified or amended solely by written instrument duly signed by the parties hereto.

                        (signatures appear on next page)

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS AGREEMENT STATING THE TRANSACTION WHICH HAS INTERVENED AT THE PLACE AND ON THE DATE FIRST MENTIONED.

INNOVACOR, LIMITED                      CARDIO AT WORK INC.
PARTNERSHIP, per
Innovacor Management Inc.,
its general partner

Per: (s) Jacques Oliva Belair           Per: (s) Jean-Francois Tanguay
    -------------------------                -------------------------
    Jacques Oliva Belair                     Jean-Francois Tanguay

                                        ESTRACURE INC.


                                        Per: (s) Jean-Francois Tanguay
                                             -------------------------
                                             Jean-Francois Tanguay

                                        DURAVEST, INC.


(s) Sam Greenberg                       Per: (s) Patti Cooke
-----------------------------                -------------------------
SAM GREENBERG                                Patti Cooke

                                   SCHEDULE A
                                   ----------

                     STRIKING OF THE INDEPENDENT COMMITTEE

1. The Independent Committee shall be comprised of three (3) members (each, a "Member").

2.   After February 1st 2005 and before March 1st 2005,

     2.1. each of Duravest and the Initial Shareholders shall notify the other of the name and contact information of its designated Member; and

     2.2. these two (2) Members shall agree on an independent third Member and notify Duravest and the Initial Shareholders of the identity and the contact information in respect of such third Member.

WORKING OF THE INDEPENDENT COMMITTEE

1. Within Fifteen (15) days of the Independent Committee's receipt from Estracure of the information necessary to the execution of the Independent Committee's mandate hereunder, the Independent Committee shall deliver the Report to Duravest and to the Initial Shareholders setting out the Independent Committee's opinion, either unanimous or by majority, either:

     1.1. (i) the human clinical trials presently being undertaken by Estracure have had a positive scientific outcome, (ii) the human clinical trials presently being undertaken by Estracure have provided proof of validation and (iii) the science of Estracure that is the subject of said trials is commercially viable; or

     1.2. (i) the human clinical trials presently being undertaken by Es tracure have not had a positive scientific outcome, (ii) the human clinical trials presently being undertaken by Estracure have not provided proof of validation or (iii) the science of Estracure that is the subject of said trials is not commercially viable.

2. In the event the Report is not delivered within the Fifteen (15) day delay set forth in Section 1 above, the last Member named shall, within the Five
     (5) days following the expiry said Fifteen (15) day delay, prepare and sign the Report as if he were the sole Member of the Independent Committee and shall deliver the Report to Duravest and to the Initial Shareholders.

                                   SCHEDULE B
                                   ----------

                                   APPRAISALS
                                   ----------

1. Duravest and the Initial Shareholders agree that the Appraisers shall be selected from the following list:

                   KPMG
                   Grant Thorton
                   Ernst & Young
                   Samson Belair Deloitte & Touche
                   PricewaterhouseCoopers

2. After February 1st 2005 and before March 1st 2005, the names of Two (2) Appraisers shall be drawn at random from those listed above (the "Named Appraisers"), such drawing to be effected in the presence of a representative of Duravest and of the Minority Shareholders.

3. Upon their selection, representatives of Duravest and the Initial Shareholders shall meet with the Named Appraisers and advise of their mandate.

4. In the Thirty (30) days following the Named Appraisers' receipt of the Report, each of the Named Appraisers shall prepare an Appraisal in accordance with the terms of this Agreement and deliver same to Duravest and to the Initial Shareholders.

5. Duravest and the Initial Sha reholders agree that the Fair Market Value of Estracure for the purposes of this Agreement shall be the average of the Fair Market Values of Estracure set out in the Appraisals received from the Named Appraisers.

                                   SCHEDULE C
                                   ----------

                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

                                   EXHIBIT A
                                   ---------

                                    Form of
                         Registration Rights Agreement

This Registration Rights Agreement (this "Agreement") is made and entered into as of [______________ __], 2005 by and between (i) DuraVest, Inc. a Florida corporation (the "Company"), (ii) the investors listed on Exhibit A hereto (the "Optionees") and (iii) Jacques-Oliva Belair, residing at 4209, Moise-Picard, Montreal, Quebec, Canada H1X 3M3 ("Belair") (the Optionees and Belair being collectively referred to as the "Investors").

                                   BACKGROUND

WHEREAS, the Optionees have elected, pursuant to an Option Agreement between the Company, the Optionees, and Estracure Inc. dated as of January 14th, 2005 (the "Minority Option Agreement"), to exercise their option thereunder (the "Minority Option") to acquire [___] shares of the Common Stock (as defined below) of the Company; and

WHEREAS, Belair has elected, pursuant to a Stock Option Agreement between the Company and him dated as of January 14th, 2005 (the "Belair Option Agreement"), to exercise his option thereunde r (the "Belair Option") to acquire [___] shares of the Common Stock of the Company; and

WHEREAS, the Minority Option Agreement provides that, upon the Optionees' delivery of the Exercise Notice (as defined in the Minority Option Agreement), the Company and the Optioneesare to enter into an agreement granting all of the Optioneescertain registration rights with respect to the Shares (as defined below) upon exercise of the Minority Option; and

WHEREAS, the Belair Option Agreement provides that, upon the Optionees' delivery of the Exercise Notice, the Company undertakes to grant Belair the same registration rights as those granted to the Optionees;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   REGISTRATION RIGHTS.

1.1. DEFINITIONS.

     "Common Stock" means the Common Stock, $.0001 par value per share, of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     Holder" means any Investor holding (or holding the right to acquire under the Minority Option Agreement or the Belair Option Agreement) Registrable Securities or any transferee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

     "Initiating Holder" means any Holder or Holders who in the aggregate are Holders of not less than a majority of the then outstanding Registrable Securities.

     "Person" means a natural person, corporation, association, trust, (including a business trust), partnership, limited liability company, joint stock company, organization or proprietorship or similar entity.

     "Registrable Securities" means the Shares or any shares of Common Stock issued or issuable to the Investors on account of the Shares in connection with any stock split, stock dividend, recapitalization or similar event relating to the Common Stock; excluding in all cases, however, any such securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any such securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

     "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and declared or ordered effective by the SEC.

     "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding any underwriting discounts and commissions).

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     "Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to the Minority Option Agreement or the Belair Option Agreement.

1.2. REQUIRED REGISTRATION.

     1.2.1. REQUEST FOR REGISTRATION BY INITIATING HOLDER. If the Company shall receive from an Initiating Holder a written request that the Company effect any Registration with respect to any of the Registrable Securities then outstanding held by such Initiating Holder, the Company will:

               1.2.1.1. promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

               1.2.1.2. provided that the Company has received, either pursuant to Section 1.2.1 above or, for Holders other the Initiating Holder, by written request received by the Company within 15 days after written notice from the Company is given under Section 1.2.1.1 above, requests from Holders that the Company effect the Registration of an aggregate of at least twenty-five percent (25%) of the Registrable Securities then outstanding, as soon as practicable, but in no event later than 45 days after receipt of such requests, cause to be filed with the SEC a registration statement on such appropriate form as would permit or facilitate the public sale and distribution of all or such portion of such Registrable Securities as are specified in such requests, and use its best efforts to cause such registration statement to become effective as quickly as possible thereafter; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2.1:

                         1.2.1.2.1. In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         1.2.1.2.2.  More than twice in any one year period; or

                         1.2.1.2.3. After the Company has effected two such registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective.

     The registration statement filed pursuant to the request of the Initiating Holder(s) may, subject to the provisions of Section 1.2.2 below, include other securities of the Company which are held by officers or directors of the Company or for the Company's own account or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

     1.2.2. UNDERWRITING; REQUEST BY INITIATING HOLDER. If the Initiating Holder(s) intend(s) to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
               Section 1.2.2 and the Company shall include such information in the written notice referred to in Section 1.2.2. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise agreed by a majority in interest of the Initiating Holder(s) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holder(s).


     Notwithstanding any other provision of Section 1.2.2, if the underwriter advises the Company and the Initiating Holder(s) in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof (including the Initiating Holder), in such proportion (as nearly as practicable) among the Holders pro rata based on the amount of Registrable Securities owned by each Holder.


     1.2.3. WITHDRAWAL BY HOLDER. Notwithstanding the foregoing, any Holder shall have the right to withdraw from any registration of

               Registrable Securities effected by the Company pursuant to this
               Section 1.2 and such withdrawal shall not prevent such Holder from participating in any registration in the future pursuant to this Section 1.2.

1.3. PIGGYBACK REGISTRATION.

     1.3.1. NOTICE. The Company shall notify all Holders of Registrable Securities in writing not less than 10 days prior to filing any registration statement under the Securities Act for purposes of effecting a public sale or distribution of shares of Common Stock (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 10 days after receipt of the abovedescribed notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement hereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     1.3.2. UNDERWRITING. If a registration statement under which the Company gives notice under Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, if and to the extent the Company is issuing any shares in such registration, and second, to each of the Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement pro rata based on the amount of Registrable Securities of the Company owned by each such Holder.

     1.3.3. WITHDRAWAL BY HOLDER. Any Holder shall have the right to withdraw from any registration of Registrable Securities effected by the Company pursuant to this Section 1.3, and such withdrawal shall not prevent such Holder from participating in any registration in the future pursuant to this Section 1.3.

1.4. FORM S-3 REGISTRATION. If the Company shall receive from one or more Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to at least 15% of the then outstanding Registrable Securities (or such a lesser percentage if the anticipated offering price, net of underwriters discounts and commissions, would exceed $1,000,000), then the Company will:

     1.4.1. promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

               1.4.1.1. as soon as practicable, but in no event later than 45 days after receipt of such request, cause to be filed with the SEC a registration statement on such appropriate form as would permit or facilitate the public sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after written notice from the Company is given under
                         Section 1.2.1.1 above, and use its best efforts to cause such registration statement to become effective as quickly as possible thereafter; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2.1:

                         1.4.1.1.1. if Form S-3 is not available for such
                                    offering by the Holders;

                         1.4.1.1.2. in any particular jurisdiction in which the
                                    Company would be required to execute a
                                    general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

1.5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with up to two demand registrations (pursuant to Section 1.2), all piggyback registrations (pursuant to Section 1.3) and all S-3 registrations (pursuant to Section 1.4) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

1.6. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, in addition to complying with Sections 1.2 through 1.5 above:

     1.6.1. use its reasonable best efforts to provide for appropriate qualification of such Registrable Securities for sale under applicable blue sky or other state securities laws;

     1.6.2. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of the distribution contemplated thereby and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the selling Holders' intended method of disposition set forth in such registration statement for such period;

     1.6.3. furnish to each selling Holder of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such selling Holders reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

     1.6.4. list the Registrable Securities covered by such registration statement with any securities exchange, Nasdaq or OTC Bulletin Board on which the Common Stock of the Company is then listed;

     1.6.5. if the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with any requirements of the Securities Act, the Company shall promptly notify the selling Holders and promptly provide the selling Holders with revised prospectuses and the selling Holders shall signed immediately cease making offers of Registrable Securities using the superseded prospectuses and instead shall use the replacement prospectuses so provided.; and

     1.6.6. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

1.7. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2. 1.3 and 1.4 that the selling Holders furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of Registrable Securities.

1.8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

     1.8.1. BY THE COMPANY. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, and the stockholders, partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) of the Registrable Securities of such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (individually a "Violation" and collectively "Violations"):

               1.8.1.1. any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               1.8.1.2. the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               1.8.1.3. any violation or alleged violation by the Company of the
                        Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, stockholder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent, and only to the extent, that it arises from a Violation which resulted from information furnished in writing, and expressly stated to be used in connection with such registration, by such Holder, stockholder, partner, member, officer, director, underwriter or controlling person of such Holder.

     1.8.2. BY SELLING HOLDERS. To the fullest extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's stockholders, partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, member, partner or director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation resulted from written information furnished, and stated to be specifically for use in such registration, by such Holder; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the total amounts payable in indemnity by a Holder under this Section 1.8.2 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.


     1.8.3.    NOTICE. Promptly after receipt by an indemnified party under this
               Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if (i) the indemnifying party fails to assume the defense of such action or (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.8 to the extent that the indemnifying party's defense is so materially prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
               Section 1.8.

     1.8.4.    SURVIVAL. The obligations of the Company and Holders under this
               Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may from time to time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

     1.9.1. Make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act, at all times;

     1.9.2. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     1.9.3. So long as a Holder owns any Registrable Securities, furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

1.10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder under this
      Section 1 may be assigned by any Holder to any party in a transfer not involving a distribution or offering of such shares to the public and not made pursuant to Rule 144 promulgated under the Securities Act; provided, however, in each case that such other party agrees in writing with the Company to be bound by all of the provisions of this Agreement.

1.11. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 1 will terminate as to a Holder at such time as the Company and such Holder or any successor Holder(s) are reasonably satisfied that Rule 144 (k) is available for the resale by such Investor or the then-current Holder(s) of Registrable Securities.

2.   MISCELLANEOUS.

2.1. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties; provided that such permitted assigns comply with the terms hereof.

2.2. GOVERNING LAW. This Agreement shall be, governed in all respects by the laws of the Province of Quebec, Canada as applied to contracts made and to be performed entirely within that province between residents of that province.

2.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be seemed an original, and all of which together shall constitute one instrument.

2.4. TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5. STOCK SPLITS, ETC. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar event.

2.6. NOTICES. All notices or other communications required by this Agreement must be in writing and shall be delivered by hand or sent by courier, facsimile or e-mail as follows:

To the Investors at:              To the Addresses set forth in Exhibit A hereto

To the Company at:                DuraVest, Inc.
                                  Attention: Mr. Michael A. Eustace, Secretary
                                  37 Prince Arthur Avenue, Suite 300
                                  Toronto, Ontario Canada M5R 1B2
                                  Telephone: 416-964-6200
                                  Facsimile: 416-964-8779
                                  E-Mail: michael.eustace@sympatico.ca

With a copy to:                   Boivin, O'Neil
                                  2000 Mansfield Street
                                  Suite 700
                                  Montreal, Quebec Canada H3A 2Z4
                                  Attention: Mr. Francois Senecal
                                  Telephone: 514-844-5468
                                  Facsimile: 514-844-5836
                                  E-Mail: fsenecal@boivinoneil.com

Such notice shall be deemed to have been given when received, if mailed, or at the time of delivery by courier, facsimile or e-mail, whichever is earlier.

2.7. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.8. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securit ies. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement, each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

2.9. SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

2.10. ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

2.11. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                     DURAVEST, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     INNOVACOR, LIMITED PARTNERSHIP

                                     By: Innovacor Management Inc., its
                                         general partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     CARDIO AT WORK, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:



                                     -------------------------------------------
                                     Sam Greenberg



                                     -------------------------------------------
                                     Jacques-Oliva Belair

                                                                       Exhibit A
                                                                       ---------


                                   Optionees
                                   ---------
Innovacor, Limited Partnership
C/o Innovacor Management Inc.
5000 Belanger Street East
Montreal, Quebec, Canada H1T 1C8
Attention: Mr. Jacques Oliva Belair, President
Telephone: 514-593-2570
Facsimile: 514-376-1355
E-Mail: Jacques.Oliva.Belair@icm-mhi.org

Cardio At Work, Inc.
P.O. Box 323
Mount-Royal Station, Quebec, Canada H3P 3C5

Sam Greenberg
5101 Buchan, Penthouse 1, 5e Floor
Montreal, Quebec, Canada H4P 1S4